Exhibit 24(b)(11)

INDEPENDENT AUDITORS' CONSENT


Oppenheimer Integrity Funds:

We consent to the use in this Post-Effective Amendment No. 30 to Registration Statement No. 2-76547 of Oppenheimer Integrity Funds of our report dated January 22, 1997 appearing in the Statements of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/ Deloitte & Touche
--------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
April 28, 1997